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                                                             Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Employee Stock Option Plan and the 1994 Stock Option Plan for Directors of The UniMark Group, Inc. of our report dated April 29, 1996, except for Note 9, as to which the date is May 9, 1996 with respect to the financial statements of Simply Fresh Fruit, Inc. included in this Report on Form 8-K.

                                                    ERNST & YOUNG LLP

Dallas, Texas
May 9, 1996